Exhibit 99.2

Zynga Announces Second Quarter 2017 Financial Results

SAN FRANCISCO, August 2, 2017 – Zynga Inc. (Nasdaq: ZNGA) has released its second quarter 2017 financial results by posting management’s Q2 2017 Quarterly Earnings Letter on its website.  Please visit http://investor.zynga.com/results.cfm to view the letter.

Zynga management will also host a Q&A session at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time) to discuss Zynga’s second quarter 2017 performance. Questions may be asked on the call, and Zynga will respond to as many questions as possible.

The live Q&A session can be accessed at http://investor.zynga.com – a replay of which will be available through the website after the call – or via the below conference dial-in number:

•	Toll-Free Dial-In Number: (800) 537-0745
•	International Dial-In Number: (253) 237-1142
•	Conference ID: 54664151

Statement from Zynga’s Chief Executive Officer Frank Gibeau

“We had a great first half of the year, beating our Q2 guidance on the top and bottom line and posting our best revenue and bookings performance in four years. Our forever franchises continue to flourish, and today we have the strongest mobile portfolio in company history. We’re also pleased with our mobile momentum, and in Q2, we delivered our highest mobile user pay revenue and bookings. Our mobile audience has also increased, up 28% year-over-year, now at 19 million average mobile DAUs. Our operating cash flow is the best we’ve generated in five years and, this past quarter, we reached profitability, achieving net income of $5.1 million,” said Frank Gibeau, CEO of Zynga.

About Zynga Inc.

Since its founding in 2007, Zynga’s mission has been to connect the world through games. To-date, more than 1 billion people have played Zynga’s games across Web and mobile, including FarmVille, Zynga Poker, Words With Friends, Hit it Rich! Slots and CSR Racing. Zynga’s games are available on a number of global platforms including Apple iOS, Google Android, Facebook and Zynga.com. The company is headquartered in San Francisco, Calif., and has additional offices in the U.S., Canada, U.K., Ireland, India and Finland. Learn more about Zynga at http://blog.zynga.com or follow us on Twitter and Facebook.

Contacts

Investor Relations Contact

Rebecca Lau

investors@zynga.com

Press Contact

Stephanie Hess

shess@zynga.com

Zynga Q2 2017 Earnings Highlights MOBILE MOMENTUM Mobile Revenue = $180M Q2’17 +30% Y/Y Mobile Bookings = $182M Q2’17 +33% Y/Y LIVE SERVICES – CSR2  SPOTLIGHT +1.1M 5-Star Player Ratings App Store & Google Play MOBILE REVENUE +14% Q/Q MOBILE BOOKINGS +18% Q/Q MOBILE AUDIENCE+9% Q/Q “We had a great Q2, posting our best topline performance in 4 years. Our forever franchises continue to flourish & today, we have the strongest mobile portfolio in company history. Our operating cash flow is the best we’ve generated in 5 years & this past quarter we reached GAAP profitability.” Frank Gibeau, Zynga CEO MOBILE AUDIENCE +28%Y/Y 90% of Total DAUs 19M Mobile DAUs $137M $162M $167M $176M $182M $138M $146M $155M $162M $180M Mobile Revenue Mobile Bookings Q2’16 Q3’16 Q4’16 Q1’17 Q2’17

Cautionary Statements/Non-GAAP Financial Measures

The preliminary financial results set forth in this press release are estimates based on information currently available to us. While we believe these estimates are meaningful, they could differ from the actual amounts that we ultimately report in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. We assume no obligation and do not intend to update these estimates prior to filing our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

We have provided in this press release certain non-GAAP financial measures to supplement our consolidated financial statements prepared in accordance with GAAP (our “GAAP financial statements”). Management uses non-GAAP financial measures internally in analyzing our financial results to assess operational performance and liquidity. Our non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

The presentation of our non-GAAP financial measures is not intended to be considered in isolation or as a substitute for our GAAP financial statements. We believe that both management and investors benefit from referring to our non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe our non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial measures we use in making operating decisions and because our investors and analysts use them to help assess the health of our business.

We have provided reconciliations of our non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures in the following tables. Because of the following limitations of our non-GAAP financial measures, you should consider the non-GAAP financial measures presented in this press release with our GAAP financial statements.

Key limitations of our non-GAAP financial measures include:

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Bookings does not reflect that we defer and recognize online game revenue and revenue from certain advertising transactions over the estimated average life of durable virtual goods or as virtual goods are consumed.

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Reconciliation of Revenue to Bookings: Mobile
Revenue	$179,868	$161,613	$154,674	$145,906	$138,125
Change in deferred revenue	1,755	14,508	12,387	16,413	(1,492)
Bookings: Mobile	$181,623	$176,121	$167,061	$162,319	$136,633